UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): May 28, 2009



                          HALIFAX CORPORATION OF VIRGINIA
                (Exact name of registrant as specified in its charter)


     Virginia                  1-08964                 54-0829246
  (State or other       (Commission File Number)   (I.R.S. Employer
  jurisdiction of                                  Identification No.)
  incorporation)


     5250 Cherokee Avenue, Alexandria, Virginia        22312
     (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (703) 658-2400


				    N/A
	Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.02 Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

	On May 28, 2009, the Board of Directors of Halifax Corporation of Virginia (the "Company") unanimously approved expanding the size of the Board from six to seven members. The Board also appointed Donald
M. Ervine to fill the newly-created directorship. Mr. Ervine has served as Chairman of the Board of Directors of VSE Corporation, a company that provides diversified engineering and technical support services ("VSE"), since April 22, 2008. Prior thereto, he served as Chairman of the Board and Chief Executive Officer of VSE from 1992 to 2008 and in various other capacities since he joined VSE in 1983. Mr. Ervine completed a distinguished 27-year career of military service in 1983, including 24 years active-duty in the U.S. Navy achieving the rank of Captain. Mr. Ervine holds a Bachelor's degree in Business Management from West Virginia Institute of Technology and a Master's degree in International Affairs from George Washington University. He is also a graduate of the Naval War College and the Industrial College of the Armed Forces. There are and were no arrangements or understandings pursuant to which Mr. Ervine was appointed as a director of the Company.



                                SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				  HALIFAX CORPORATION OF VIRGINIA



Date:	June 1, 2009		By:   /s/Joseph Sciacca
					 Joseph Sciacca
					 Vice President, Finance & CFO